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                                                                  EXHIBIT 10.193

                           THE CHARLES SCHWAB CORPORATION
                             1992 STOCK INCENTIVE PLAN

              NONSTATUTORY STOCK OPTION AND PERFORMANCE UNIT AGREEMENT



          THIS AGREEMENT is entered into as of ______________________ between THE CHARLES SCHWAB CORPORATION, a Delaware corporation (the "Company"), and _______________(the "Optionee").


                                W I T N E S S E T H:

          WHEREAS, the Board has adopted and the stockholders of the Company have approved The Charles Schwab Corporation 1992 Stock Incentive Plan, as amended (the "Plan") in order to provide selected Key Employees and Non-Employee Directors with an opportunity to acquire Common Shares; and

          WHEREAS, the Committee has determined that the Optionee is a Key Employee and that it would be in the best interests of the Company and its stockholders to grant the stock option described in this Agreement (the "Option") and the Performance Units described in this Agreement (the "Performance Units") to the Optionee as an inducement to enter into or remain in the service of the Company or its subsidiaries and as an incentive for extraordinary efforts during such service:

          NOW, THEREFORE, the Optionee and the Company agree to the provisions set forth in this Agreement. The Optionee signifies agreement with all of the terms and conditions of this Agreement by failing to provide written objection to the Company to any of the terms hereunder within 30 days of receipt of this Agreement, and in any event by exercising an Option or a Performance Unit granted hereunder.

SECTION 1.     GRANT OF OPTION AND PERFORMANCE UNITS.

          (a) OPTION. On the terms and conditions stated below, the Company hereby grants to the Optionee the option to purchase ______ Common Shares for the amount of $_____ per Common Share (the "Exercise Price"), which is agreed to be 100% of the Fair Market Value thereof on the Date of Grant. The number of Common Shares subject to this Option and the Exercise Price shall be subject to adjustment under certain limited circumstances as provided in Article 10 of the Plan.

          (b) PERFORMANCE UNITS. On the terms and conditions stated below, the Company hereby grants to the Optionee _______ Performance Units, as defined herein. Each


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Performance Unit shall entitle the Optionee to a cash payment, equal to the Net
Performance Unit Value, determined as of the most recent valuation. Net Performance Unit Value shall be determined on an annual basis (or at more frequent intervals as the Company may determine from time to time in its sole discretion), and shall be communicated to the Optionee within a reasonable time following the determination of such value.

          (c) TANDEM ISSUANCE OF OPTION AND PERFORMANCE UNITS. Each Performance Unit shall be issued in tandem with an Option to acquire one share hereunder, so that the exercise of a Performance Unit will result in the cancellation of the Option associated with such Performance Unit, and the exercise of an Option will result in the cancellation of the Performance Unit associated with such Option. Performance Units will expire on the date three
(3) months following the fifth anniversary of the date the Performance Unit was granted. Upon the expiration of a Performance Unit, the Option associated with such Performance Unit shall remain exercisable until such Option otherwise expires pursuant to the terms of this Agreement.

          (d) 1992 STOCK INCENTIVE PLAN. This Option is granted pursuant to the Plan, the provisions of which are incorporated into this Agreement by reference, and a copy of which is available upon request at no charge to the Optionee from the Company. In the event of any inconsistency between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall prevail.

          (e) TAX TREATMENT. This Option is not intended to qualify as an incentive stock option described in Section 422(b) of the Code.

          (f) EXPIRATION DATE. Notwithstanding any other provision contained herein, this Option shall expire not later than the date immediately preceding the tenth anniversary of the Date of Grant.


SECTION 2.     NO TRANSFER OR ASSIGNMENT OF OPTION.

          Except as otherwise provided in this Agreement or as permitted by the Plan, this Option, and any interest therein, shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process.


SECTION 3.     RIGHT TO EXERCISE OPTION AND PERFORMANCE UNITS.

          (a) VESTING. This Option shall become exercisable by the Optionee with respect to the total number of Common Shares subject to this Option as set forth under Section 1(a) above (the "Total Award Common Shares"), subject to the continued employment of the Optionee by the Company or its subsidiaries on each date either set forth below, and subject to the provisions of Section 3(e) hereof, in annual increments of the Total Award Common Shares beginning on the first anniversary of the Date of Grant, such that (i) no portion of this

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Option will be exercisable prior to such first anniversary of the Date of Grant;
(ii) upon and after such first anniversary of the Date of Grant, the Optionee may purchase up to twenty-five percent (25%) of the Total Award Common Shares, provided the optionee has been continually employed by the Company or its subsidiaries since the date of grant; (iii) upon and after the second, third and fourth anniversaries of the Date of Grant, respectively, the Optionee may purchase an additional twenty-five percent (25%) of the Total Award Common Shares, provided in each case that the Optionee has been continually employed by the Company or its subsidiaries since the Date of Grant.

          (b) MINIMUM NUMBER OF SHARES AND PERFORMANCE UNITS. This Option shall be exercisable for at least 100 Common Shares (without regard to adjustments to the number of Common Shares subject to this Option pursuant to
Article 10 of the Plan) or, if less, (i) the number of shares with respect to which this Option has become vested under Section 3(a) above, or (ii) all of the remaining Common Shares subject to this Option. Performance Units shall be exercisable in minimum increments of 100 or, if less, (i) the number of Performance Units which have become vested under Section 3(a) above or (ii) all of the remaining Performance Units granted hereunder.

          (c)  FULL VESTING ON CHANGE IN CONTROL.  Notwithstanding subparagraph
(a) hereof, this Option shall become fully exercisable as to the Total Award Common Shares, and all Performance Units granted hereunder shall become fully exercisable, immediately preceding any Change in Control with respect to the Company. In the event that the Committee determines that a Change in Control is likely to occur, the Company shall so advise the Optionee, and the provisions of this subparagraph (c) shall take effect as of the date ten (10) days prior to the anticipated date of such Change in Control.

          (d) ACCELERATED VESTING IN CERTAIN CASES. Notwithstanding subparagraph (a) hereof, if the Optionee terminates employment with the Company and its subsidiaries on account of death or Disability, all options and Performance Units granted hereunder shall become fully exerciseable. Moreover, if the Optionee terminates employment with the Company and its subsidiaries on account of Retirement, all options and Performance Units granted hereunder shall become fully exerciseable, but only if such Retirement occurs at least two (2) years after the date of grant.

          (e) VESTING CONTINGENT ON SATISFACTORY PERFORMANCE. Notwithstanding subparagraph (a) hereof, the continued accrual of vesting pursuant to subparagraph (a) is contingent upon the Optionee's satisfactory job performance, and the Company may, in its sole discretion, upon notice to the Optionee suspend or delay the vesting of Options and Performance Shares hereunder for any period of time in the event that the Company determines, within its sole discretion, that the Optionee's performance is unsatisfactory.

          (f) SUSPENSION OF VESTING DURING CERTAIN LEAVES OF ABSENCE. Notwithstanding subparagraph (a) hereof, the continued accrual of vesting pursuant to subparagraph (a) shall be suspended during the period of time in which the Optionee is on a leave of absence of more than six months for any reason other than (i) medical reasons, (ii)

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pregnancy disability, (iii) a leave qualifying under the Family and Medical
Leave Act, or (iv) workers' compensation.


SECTION 4.     EXERCISE OF OPTION AND PERFORMANCE UNITS.

          (a) NOTICE OF EXERCISE. The Optionee or the Optionee's representative may exercise this Option or any Performance Units by giving written notice to the Company or its designee pursuant to Section 9(d). The notice shall specify the election to exercise this Option and/or Performance Units (as the case may be), the date of exercise, the number of Common Shares for which the Option is being exercised, the number of Performance Units being exercised, and the form of payment (if this Option is being exercised). The notice shall be signed by the person or persons exercising this Option or Performance Units. In the event that this Option or Performance Units are being exercised by the representative of the Optionee, the notice shall be accompanied by proof satisfactory to the Company of the representative's right to exercise this Option. The Purchase Price for Common Shares shall be paid in a form that conforms to Sections 6.1 through 6.3 of the Plan at the time such notice is given.

          (b) ISSUANCE OF SHARES. After receiving a proper notice of exercise of an Option, the Company shall cause to be issued a certificate or certificates for the Common Shares so purchased, registered in the name of the person exercising this Option. The Company shall cause such certificate or certificates to be delivered to or upon the order of the person exercising this Option.

          (c) EXERCISE OF PERFORMANCE UNIT. After receiving a proper notice of exercise of Performance Units, the Company shall cause to be paid to the Optionee, within one month of exercise, an amount equal to the Net Performance Unit Value for each Performance Unit so exercised, less any applicable tax withholdings.


SECTION 5.     TERM.

          (a) BASIC TERM. This Option shall in any event expire on the date specified in Section 1(f).

          (b)  TERMINATION OF EMPLOYMENT.  Subject only to the provisions of
Section 3(d), upon the Optionee's termination of employment with the Company and its subsidiaries for any reason, whether as a result of a voluntary or involuntary event of termination of employment (including a termination of employment as may be provided for or determined under an employment contract, if any, entered into between the Company or its subsidiary and the Optionee) (each, a "Termination Event"), no unvested portion of the Total Award Common Shares or Performance Units thereafter shall vest or become exercisable. With respect to the vested or exercisable portion of the Total Award Common Shares or Performance Units as of the date of such a Termination Event, this Option shall expire on the earlier of (i) the expiration date specified in Section 1(f) or
(ii) whichever of the following is applicable: (A) in the case of a

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Termination Event resulting from death or Disability, the date one year following such Termination Event; (B) in the case of a Termination Event resulting from Retirement, the date two years following such Termination Event; or (C) in all other cases, the date three (3) months following such Termination Event.

          (c) DIVESTMENT OF OPTIONS. Notwithstanding anything to the contrary contained herein, this Option and all Performance Units shall immediately become forfeited and expire in the event that the Company terminates the Optionee's employment on account of conduct inimical to the best interests of the Company, including, without limitation, conduct constituting a violation of law or Company policy, fraud, theft, conflict of interest, dishonesty or harassment. The determination whether the Optionee's employment has been terminated on account of conduct inimical to the best interests of the Company shall be made by the Company in its sole discretion.


SECTION 6.     LEGALITY OF INITIAL ISSUANCE.

          No Common Shares shall be issued upon the exercise of this Option unless and until the Company has determined that:

          (a) A registration statement for the Common Shares is effective under the Securities Act or an exemption from the registration requirements thereof has been perfected;

          (b) Any applicable listing requirement of any stock exchange on which Common Shares are listed has been satisfied; and

          (c) Any other applicable provisions of state or federal law have been satisfied.


SECTION 7.     NO REGISTRATION RIGHTS.

          The Company may, but shall not be obligated to, register or qualify the Common Shares for resale or other disposition by the Optionee under the Securities Act or any other applicable law.


SECTION 8.     RESTRICTIONS ON TRANSFER OF SHARES.

          (a) RESTRICTIONS. Regardless of whether the offering and sale of Common Shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge or other transfer of such Common Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such

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restrictions are necessary or desirable in order to achieve compliance with the provisions of the Securities Act, the securities laws of any state or any other law.

          (b) INVESTMENT INTENT AT EXERCISE. If the Common Shares under the Plan are not registered under the Securities Act but an exemption is available which requires an investment representation or other representation, the Optionee shall represent and agree at the time of exercise that the Common Shares being acquired upon exercising this Option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

          (c) ADMINISTRATION. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 8 shall be conclusive and binding on the Optionee and all other persons.

SECTION 9.     MISCELLANEOUS PROVISIONS

          (a) WITHHOLDING TAXES. To the extent required by applicable federal, state, local or foreign law, the Optionee shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of the exercise of an Option hereunder, and no Option may be exercised unless such obligation is satisfied.

          (b) RIGHTS AS A STOCKHOLDER. Neither the Optionee nor the Optionee's representative shall have any rights as a stockholder with respect to any Common Shares subject to this Option until certificates for such Common Shares have been issued in the name of the Optionee or the Optionee's representative.

          (c) NO EMPLOYMENT RIGHTS. Nothing in this Agreement shall be construed as giving the Optionee the right to be retained as an employee of the Company or its subsidiaries. The Company reserves the right to terminate the Optionee's employment at any time for any reason, subject only to the terms of any written employment contract entered into between the Company and the Optionee.

          (d) NOTICE. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the appropriate postal service, by registered or certified mail with postage and fees prepaid and addressed to the party entitled to such notice at the address shown below such party's signature on this Agreement, or at such other address as such party may designate by ten (10) days advance written notice to the other party to this Agreement. Notwithstanding the foregoing, no notice of exercise, as required by Section 4(a), shall be effective until actual receipt thereof by the Company or its designee.

          (e) ENTIRE AGREEMENT. This Agreement and the Plan constitute the entire agreement between the parties hereto with regard to the subject matter hereof; provided, however, that in the event of any inconsistency or conflict between any provision hereof and the terms of the Plan, the terms of the Plan shall control.

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          (f)  CHOICE OF LAW.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and performed in such State.

SECTION 10.    DEFINITIONS.

          (a) Capitalized terms defined in the Plan shall have the same meaning when used in this Agreement.

          (b) "CHANGE IN CONTROL" shall mean the occurrence of any of the following events after the effective date of the Plan as set out in Section 15.1 of the Plan:

               (1) A change in control required to be reported pursuant to Item 6(e) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

               (2) A change in the composition of the Company's Board of Directors (the "Board"), as a result of which fewer than two-thirds of the incumbent directors are directors who either (i) had been directors of the Company 24 months prior to such change or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the directors who had been directors of the Company 24 months prior to such change and who were still in office at the time of the election or nomination; and

               (3) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the "Base Capital Stock"); provided, however, that any change in the relative beneficial ownership of securities of any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person's ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Company.

          (c) "COMMON SHARE" shall mean one share of the common stock of the Company.

          (d) "DATE OF GRANT" shall mean the date of this Agreement, which is the date first written above.

          (e) "FAIR MARKET VALUE" shall mean the market price of a Common Share, determined by the Committee as follows:

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               (1)  If the Common Share was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite-transactions report for such date;

               (2) If the Common Share was traded over-the-counter on the date in question and was classified as a national market issue, then the Fair Market Value shall be equal to the last transaction price quoted by the NASDAQ system for such date;

               (3) If the Common Share was traded over-the-counter on the date in question but was not classified as a national market issue, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted by the NASDAQ system for such date; and

               (4) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

          (f) "NET PERFORMANCE UNIT VALUE" shall mean the difference between the Performance Unit Value and the Cost Basis, determined as follows:

                (1) Performance Unit Value shall mean (A) the difference between the After Tax Net Income and the Targeted Return on Stockholders' Equity, multiplied by (B) the Grant Funding Rate;

                (2) Cost Basis shall mean the Performance Unit Value as of the end of the fiscal quarter immediately preceding the Date of Grant;

                (3) After Tax Net Income shall mean the cumulative after tax net income (determined without reduction for accrued obligations pursuant to Performance Units), as measured from January 1 of the year of the Date of Grant, and otherwise subject to such adjustments as may be determined by the Company in its sole discretion;

                (4) Targeted Return on Stockholders' Equity shall mean a cumulative 20% annual targeted level of return on stockholders' equity, measured from January 1 of the year of the Date of Grant. Targeted Return on Stockholders' Equity is increased on a quarterly basis during the term of the Performance Unit by adding to the prior quarter's Targeted Return on Stockholders' Equity an amount equal to 5% of the ending actual consolidated stockholder's equity balance (determined as of the end of the preceding fiscal year); and

                (5) Grant Funding Rate shall mean a percentage, determined from time to time by the Company, to provide a level of funding for the Plan.
 While the Company generally intends that the Grant Funding Rate will remain fixed for the five year term of each Performance Unit, the Company reserves the right, within its sole discretion, to change the Grant Funding Rate at any time.

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          (g)  "PURCHASE PRICE" shall mean the Exercise Price multiplied by the number of Common Shares with respect to which this Option is being exercised.

          (h) "RETIREMENT" shall mean a termination of employment of the Optionee occurring at any time after the Optionee (i) has attained fifty (50) years of age, and (ii) completed seven (7) years of service, as determined pursuant to the terms of the Charles Schwab Profit Sharing and Employee Stock Ownership Plan.

          (i) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

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